Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Empire District Electric Company

PPM Energy

Media Communications

Jan Johnson

Amy Bass

Communications Manager

Director of Corporate Communications

503-796-7070

417-625-5114	jan.johnson@ppmenergy.com
abass@empiredistrict.com
Investor Relations
Jan Watson
Secretary – Treasurer
(417) 625-5108
jwatson@empiredistrict.com

THE EMPIRE DISTRICT ELECTRIC COMPANY

SIGNS WIND ENERGY CONTRACT

JOPLIN, MO – December 13, 2004 – The Empire District Electric Company (NYSE:EDE) announced today that it has signed a 20-year contract with PPM Energy, the U.S. competitive subsidiary of ScottishPower, to purchase the energy generated at the 150-megawatt Elk River Windfarm located in Butler County, Kansas, near Beaumont.  The Elk River project, developed by Greenlight Energy, of Charlottesville, Virginia, is in an area where the governor of Kansas has urged wind developers to move quickly to bring projects online.  Empire anticipates that it will purchase approximately 550,000 megawatt-hours of energy annually from the project, enough energy to meet the annual needs of about 42,000 homes.

In making the announcement, Brad Beecher, Vice President – Energy Supply, stated, “Today’s contract signing is a major step in ensuring that our customers benefit from a balanced mix of generation options.  With the improvements made in wind generation technology and the production tax credits that were recently enacted by Congress and signed into law by President Bush, wind energy provides price stability, is environmentally friendly, and is economical for our customers.”

(more)

THE EMPIRE DISTRICT ELECTRIC COMPANY • 602 JOPLIN STREET • JOPLIN, MISSOURI 64802 • 417-625-5100 • FAX: 417-625-5169 • www.empiredistrict.com

Beecher continued, “This project is expected to provide about 10 percent of our energy resources, and we anticipate taking delivery of the energy about December 1, 2005.”

“We are pleased to be building our first wind power plant in Kansas, the state with the third most robust wind resource in the nation,” said Terry Hudgens, Chief Executive Officer of PPM. “The Elk River Project is the third we have announced so far that is expected to go into commercial operation in 2005 and we look forward to additional growth and geographic expansion in 2005.”

Based in Joplin, Missouri, The Empire District Electric Company (NYSE:EDE) is an investor-owned utility providing electric service to approximately 157,000 customers in southwest Missouri, southeast Kansas, northeast Oklahoma, and northwest Arkansas.  The Company also provides fiber optic and Internet services, customer information software services, utility industry technical training, and has an investment in close-tolerance, custom manufacturing.  Empire provides water service in three incorporated communities in Missouri.

Portland, Oregon-based PPM Energy is part of the ScottishPower (NYSE: SPI) group of companies. With a portfolio of more than 830 MW of wind power currently in operation in seven states, PPM Energy has a goal of bringing 2,300 MW of new wind power to market by 2010.  PPM Energy balances its supply portfolio with sales to wholesale customers, placing almost all of its output in long-term contracts.  Major customers include the federal Bonneville Power Administration, the cities of Seattle, Sacramento, Pasadena, Anaheim, investor-owned utilities such as Alliant Energy and Xcel Energy and cooperatives such as Minnesota’s Great River Energy. PPM Energy also has about 800 megawatts of clean gas resources under its control to give customers a wide range of options for adding environmentally responsible energy to their portfolios.  The U.S. Environmental Protection Agency, the U.S. Department of Energy, and the Center for Resource Solutions honored PPM recently for significantly advancing development of the green power market.  For more information, please visit www.ppmenergy.com.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements address future plans, objectives, expectations, and events or conditions concerning various matters.  Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K and 10-Q